MORTGAGE INCOME FUND

LIQUIDATING TRUST AGREEMENT

THIS LIQUIDATING TRUST AGREEMENT (this “Trust Agreement”), made as of the 30th day of April, 2012 among NTS MORTGAGE INCOME FUND, a dissolved corporation in the process of liquidating and winding up its affairs under the laws of the State of Delaware (the “Company”), CHRISTIANA TRUST, a division of Wilmington Savings Fund Society, FSB, as a trustee (the “Resident Trustee”), and ROBERT H. RICE, SR. as managing trustee (the “Managing Trustee” and, with the Resident Trustee, the “Trustees”). The parties hereto hereby agree as follows:

WITNESSETH:

WHEREAS, the Company was dissolved on December 31, 2008, by filing of the Certificate of Dissolution with the Secretary of State of the State of Delaware;

WHEREAS, the Board of Directors of the Company has adopted, at a meeting held on November 30, 2011, an Amended Plan of Complete Liquidation and Dissolution of the Company, which provided, inter alia, for the filing of a Certificate of Dissolution (the “Certificate of Dissolution”) pursuant to the provisions of Section 275 of the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the existence of the Company has been continued until June 30, 2012 by Order of the Court of Chancery of the State of Delaware for the sole purpose of winding-down its business and affairs pursuant to Section 278 of the Delaware General Corporation Law;

WHEREAS, the Company’s Amended Plan of Complete Liquidation and Dissolution (the “Plan”) provides for this Trust Agreement and the trust described herein (the “Trust”), and authorizes the transfer of all of the Company’s assets to the Trust; and

WHEREAS, the Trust was formed by the Resident Trustee pursuant to the Certificate of Trust attached hereto as Exhibit A, filed by the Resident Trustee with the Delaware Secretary of State on     April 30     ,2012.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein the parties hereto do hereby agree as follows:

ARTICLE I
The Trust

1.1          Trust Name. The Trust shall be known as the “MORTGAGE INCOME FUND LIQUIDATING TRUST” in which name the Managing Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued.

1.2          Delaware Statutory Trust Status.  It is the intention of the parties hereto that the Trust constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., and that this document constitutes the governing instrument of the Trust. The

Trustees, and each of them, ratify and approve the Certificate of Trust filed by the Resident Trustee with the Delaware Secretary of State on     April 30     ,2012, in the form attached hereto as Exhibit A.

1.3          Grantor Trust Status.  The Trust is intended to be a liquidating trust within the meaning of United States Treasury Department Regulation § 301.7701-4(d) that is treated as a grantor trust, of which the “Former Stockholders” (as defined below), are the owners, within the meaning of Section 671 etseq. of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

1.4          Transfer to Trust.  Except for assets being transferred (i) to Glen Arden Development, LLC pursuant to that certain Stock Purchase Agreement between the Company and Glen Arden Development, LLC dated as of April 30, 2012, and (ii) to Bellemeade Development, LLC pursuant to that certain Partnership Interest Purchase Agreement between the Company and Bellemeade Development, LLC dated as of April 30, 2012 (the “Purchase Agreements”), the Company hereby transfers, conveys and assigns to the Trust and the Trust hereby accepts the Company’s entire right, title and interest in and to all assets (tangible or intangible, known or unknown, whether personal property, real property or mixed) which the Company owns, holds or otherwise possesses (including those listed on Exhibit B attached hereto and made a part hereof, the “Assets”) and all proceeds and income therefrom, including from investment and reinvestment in respect thereof (together with the Assets, the “Trust Property”). The Trust Property is transferred and assigned to the Trust, and the Trust shall hold and deal with the Trust Property, in trust for the purpose of satisfying liabilities of the Company and of the Trust for the ultimate benefit of the “Beneficiaries” (as hereinafter defined), on the terms and conditions herein set forth.  It is the intention of the parties that the Trust shall acquire title to the Assets and Trust Property so that the liquidation of the Trust Property shall be completed within six (6) years from the date of the formation of the Trust, and that all claims and obligations of the Company shall be paid or otherwise provided for as contemplated by the Company’s Amended Plan of Complete Liquidation and Dissolution.

1.5          Payment of Liabilities.  The Company hereby assigns to the Trust and the Trust hereby assumes all remaining liabilities and claims (including unascertained or contingent liabilities and expenses) of the Company except for liabilities expressly assumed by Glen Arden Development, LLC or by Bellemeade Development, LLC pursuant to the Purchase Agreements. Should any liability be asserted against the Trust as a result of the assumption of any liability pursuant to this Section 1.5, the Managing Trustee may use such part of the Trust Property as may be necessary in contesting any such liability or in payment thereof. The Trust shall proceed, in a timely manner, to liquidate the Trust Property and satisfy the claims of creditors in accordance with the procedures set forth in Section 281(b) of the DGCL. Valid claims against or obligations of the Company shall be paid in full and any such provision for payment shall be made in full if there is sufficient Trust Property in the Trust. If there is insufficient Trust Property in the Trust, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of Trust Property legally available therefor. Assets remaining after the liquidation of the Trust Property and the satisfaction of all claims will be distributed to the Beneficiaries in accordance herewith and Section 281(b) of the DGCL.

ARTICLE II
Beneficiaries

2.1          Stockholders as Beneficiaries.  The stockholders of the Company, as of April 30, 2012 (collectively, the “Former Stockholders”) shall be the initial Beneficiaries of the Trust with the same beneficial interest (“Beneficial Interest”) in the Trust as the Former Stockholders held in the Company based on their respective rights, powers and preferences as stockholders of the Company determined in accordance with the Restated Certificate of Incorporation of the Company dated as of March 27, 1989, as amended (the “Restated Certificate of Incorporation”), taking into account any liquidating distributions paid to the stockholders of the Company prior to the date hereof. Exhibit C hereto shall be a list of stockholders of the Company as of April 30, 2012, which list shall contain the names of such stockholders and the number of shares of capital stock of the Company owned both of record and beneficially by such stockholders on such date. Each distribution by the Trust to the Beneficiaries shall be made to the Former Stockholders, or their legal representatives or successors in interest authorized by Section 2.4 hereof (together with the Former Stockholders, the “Beneficiaries”), according to their Beneficial Interest in the Trust.

2.2          Record of Beneficiaries.  The Trust shall maintain a record of the names of each Beneficiary and such Beneficiary’s Beneficial Interest in the Trust.

2.3          Surrender of Stock Certificates.  The Managing Trustee, in his absolute discretion, may in connection with any distribution require each Beneficiary to (i) surrender their certificates evidencing capital stock of the Company (“Stock Certificates”) to the Managing Trustee, or (ii) furnish the Trust with evidence satisfactory to the Managing Trustee of the loss, theft or destruction of their Stock Certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Managing Trustee. The Managing Trustee, in his absolute discretion, shall determine whether or not to issue certificates representing Beneficial Interests in the Trust (the “Trust Certificates”).

2.4          Transfer of Interests.  The Beneficial Interest of a Beneficiary in the Trust may not be transferred in any manner whatsoever (including, without limitation, by sale, exchange, gift, pledge or creation of a security interest) except (a) by bequest or inheritance in the case of an individual stockholder or (b) by operation of law. All Trust Certificates, if any, issued hereunder will bear an appropriate legend restricting their transfer to these instances alone.

2.5          Missing Beneficiaries.  A Missing Beneficiary shall be defined as (a) a stockholder on the date of the closing of the transfer books of the Company who has neither surrendered his Stock Certificates nor provided the Managing Trustee with an indemnity bond in the event of loss, theft or destruction thereof, or (b) a stockholder who has not cashed one or more checks issued to him by the Trust in payment of liquidating distributions or has not properly endorsed any document required by a delivery service in connection with the delivery of property addressed to him as part of a liquidating distribution.  If a notice or distribution is mailed by the Trust to a Beneficiary and either the notice is returned by the United States Postal Service to the Trust as undeliverable or any check included in such notice is not cashed within a reasonable period of time, such Beneficiary shall thereafter be a Missing Beneficiary. The Trust shall deal with Missing Beneficiaries in accordance with applicable escheat laws and shall give notice as required by such escheat laws.

ARTICLE III
Purpose, Limitations and Distributions

3.1          Purpose of Trust.  This Trust is established for the sole purpose of holding the Trust Property on behalf of the Beneficiaries, enforcing the rights of the Beneficiaries thereto, collecting the income thereon, determining and satisfying any liabilities of the Company (including identification and satisfaction of claims in accordance with the DGCL), distributing the remaining Trust Property to the Beneficiaries, and taking such other action as is necessary to conserve and protect the Trust Property and to provide for the orderly investment, conservation, liquidation and eventual distribution of any and all of the Trust Property. Under no circumstances shall the Trust or the Managing Trustee hereunder have any power to continue or engage in any trade or business or in any other activity except as is necessary to the foregoing, and this limitation shall apply irrespective of whether the conduct of any business activities is deemed by the Managing Trustee to be convenient, desirable, necessary or proper for the conservation and protection of the Trust Property.

3.2          Operation of Trust; Distributions to Beneficiaries.  The Managing Trustee, on behalf of the Trust, shall receive and hold all the Assets and Trust Property and shall make payments from the Trust to claimants in accordance with Sections 1.4 and 1.5 of this Trust Agreement. From time to time, when in the judgment of the Managing Trustee there remain in the Trust funds in excess of the amounts necessary to pay or otherwise provide for all claims against or obligations of the Company and the Trust, such excess funds may be distributed to the Beneficiaries. No payments shall be made to the Beneficiaries in their capacity as Beneficiaries unless the Managing Trustee has determined that the funds in the Trust, together with reasonably anticipated additional funds, will be sufficient to pay or otherwise provide for all liabilities and claims of the Company.  Once (i) all claims have been paid or otherwise provided for, and (ii) the Beneficiaries have surrendered their Trust Certificates, if any, or Stock Certificates, if applicable, the balance of the Trust Property shall then be distributed to the Beneficiaries in accordance with the last paragraph of Section 1.5 hereof at such time as the Managing Trustee determines. Such distributions to Beneficiaries shall be made in accordance with Section 2.1 hereof, provided, however, that no distribution shall be made to Beneficiaries without first reasonably satisfying or adequately providing for (i) a reserve for the reasonable expenses incurred or to be incurred by, or on behalf of, the Trustee or the Trust and (ii) a reasonable reserve for payments to be paid to Missing Beneficiaries, if any. In addition, the Managing Trustee may, subject to the proviso in the preceding sentence, distribute any of the Trust Property to the Beneficiaries in kind. The Managing Trustee shall take such action as he deems appropriate to enforce the rights of the Trust to the Trust Property so that the Beneficiaries may receive the full benefit thereof. Notwithstanding anything contained herein to the contrary, under no circumstances may the Trust, or the Trustees on behalf of the Trust, make a distribution without compliance with the provisions of the DGCL.

3.3          No Payment to the Company. In no event shall the Trust or Trustees on behalf of the Trust, distribute to the dissolved Company any Trust Property.

ARTICLE IV
Authority

4.1          Authority.  Among the other powers stated or implied in this Trust Agreement, in connection with the administration of this Trust, the Trust or the Managing Trustee on behalf of the Trust may exercise the following powers, authority and discretion, all at the expense and out of the Trust Property:

(a)           to hold legal title to any and all rights of the Beneficiaries in or arising from the sale of any Trust Property, and to receive and collect any and all payments due in connection with any such sales;

(b)           to receive, hold, maintain, grant, sell, exchange, convey, release, assign or otherwise transfer legal title to any Trust Property;

(c)           to give proxies to vote stocks and voting securities, and to enter into or oppose, alone or with others, voting trusts, mergers, consolidations, foreclosures, liquidations, reorganizations or other changes in the financial structure of any corporation or buy-sell, stock restrictions or stock redemption agreements;

(d)           to hold Trust Property in the name of a nominee or in any other way without disclosing the trust relationship;

(e)           to enter into contracts, including contracts to hire agents to act on behalf of the Trust, including without limitation, an agreement to obtain certain administrative and investor services from NTS Development Company, a Kentucky corporation, pursuant to that certain Administrative and Investor Services Agreement dated as of April 30, 2012 (the “Administrative Services Agreement”);

(f)           to execute and deliver partial and complete releases of any third-party obligations transferred to the Trust;

(g)           to protect and enforce the rights vested in the Trust Property by this Trust Agreement by any method deemed appropriate, including, without limitation, by judicial proceedings;

(h)           to take any steps necessary to establish clear title to any Trust Property;

(i)           to employ legal counsel, accountants, advisors, custodians and other agents in connection with the administration or termination of this Trust and to delegate to them any powers of the Managing Trustee;

(j)           to file any and all tax returns required in connection with the Trust created hereby and to pay any taxes properly payable by the Trust;

(k)           to select a fiscal year for the Trust;

(l)           subject to the provisions of this Trust Agreement, to compromise, adjust, arbitrate, sue on or defend, abandon or otherwise deal with and settle claims in favor of or against this Trust as the Managing Trustee shall deem appropriate;

(m)           to determine the terms on which Trust Property should be sold or otherwise disposed of;

(n)           subject to the provisions of this Trust Agreement, to do and perform any acts or things necessary or appropriate for the conservation and protection of the Trust Property, including acts or things necessary or appropriate to maintain the Trust Property pending sale or other disposition thereof to the Beneficiaries;

(o)           to use Trust property to obtain tail insurance coverage for the current and former officers and directors of the Company and to enforce the terms of that certain Insurance Funding and Claims Agreement executed by NTS Development Company for the benefit of the former stockholders of the Company; and

(p)           to retain and set aside such funds out of the Trust Property as the Managing Trustee shall deem necessary or expedient to (i) pay or make reasonable provision to pay all claims, expenses and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, the Managing Trustee or the Trust, (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company or the Trust that is the subject of a pending action, suit or proceeding to which the Company or the Trust is a party, and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company, the Managing Trustee or the Trust or that have not arisen but that, based on facts known to the Company, the Managing Trustee or the Trust are likely to arise or become known to the Managing Trustee or the Trust within 10 years after the date of dissolution, provided, however, that such determinations shall be obtained from the Delaware Court of Chancery if and to the extent required under the DGCL.

4.2          Investment Authority and Limitations Thereon.  The Managing Trustee shall not engage in any income-producing activity, except as expressly set forth herein and except that the Managing Trustee may keep the Trust Property invested in (i) interest-bearing obligations of the United States government, or guaranteed by the United States government or any agency thereof, having a maturity not in excess of two years, (ii) demand and time deposits (of not more than one year) in banks or savings institutions, (iii) mutual funds, investing solely in “money market” or comparable obligations, which obligations are convertible into cash within 30 days, or (iv) such stocks (other than penny stocks or any stocks that would be deemed wholly speculative by a sophisticated investor exercising reasonable care), bonds, notes, securities, or other property as the Managing Trustee deems advisable, irrespective of the rules of investment applying to trustees under any present or future laws of the State of Delaware, or elsewhere, and without any duty to diversify investments; provided, however, that the Managing Trustee shall not invest in any listed stocks or securities, or, except as set forth in (i), (ii) and (iii), above, any readily marketable assets, or any operating assets of a going business, or any general partnership interests or limited partnership interests (including any interests in a limited liability company that is treated as a partnership for United States federal income tax purposes), or any unlisted stock of a single issuer representing 80% or more (by vote or value) of the stock of such issuer.

ARTICLE V
Resident Trustee

5.1          Generally.  The Resident Trustee shall be a trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory Trust Act. The Resident Trustee shall have the power and authority to execute, deliver, acknowledge and file all documents required to maintain the existence of the Trust as required by the Delaware Statutory Trust Act and shall accept service of legal process upon the Trust in the State of Delaware. The Resident Trustee shall provide prompt notice to the Managing Trustee of its performance of any such acts. The Managing Trustee shall reasonably keep the Resident Trustee informed of any action taken by the Managing Trustee with respect to the Trust that may affect the Resident Trustee. The Resident Trustee shall not be entitled to exercise any powers, nor shall the Resident Trustee have any of the duties or liabilities, of the Managing Trustee. The Resident Trustee shall not be liable for the acts or omissions of the Managing Trustee or the Trust. The Resident Trustee shall owe no fiduciary or other duties to the Trust or the Beneficiaries except as expressly provided for in this Article V. Unless required by the Delaware Court of Chancery, the Resident Trustee shall serve without bond.  The Resident Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Trust Agreement.

5.2          Resident Trustee Standard of Care; Exculpation.  Neither the Resident Trustee, nor any director, officer, affiliate, employee, employer, professional, agent or representative of the Resident Trustee shall be personally liable in connection with affairs of the Trust to any Beneficiary of the Trust, or the Trust, or any other person, except for such of the Resident Trustee’s acts or omissions as shall constitute bad faith or willful misconduct.  Persons dealing with the Resident Trustee, or seeking to assert claims against the Company or the Trust, shall have recourse only to the Trust Assets to satisfy any liability incurred by the Resident Trustee to such persons in carrying out the terms of this Trust Agreement.

5.3          Indemnification. The Resident Trustee and any director, officer, affiliate, employee, employer, professional, agent or representative of the Resident Trustee shall be advanced expenses, defended, held harmless and indemnified from time to time by the Company and the Trust against any and all losses, claims, costs, expenses and liabilities to which such indemnified parties may be subject by reason of such indemnified party's performance of its duties pursuant to the discretion, power and authority conferred on such person by this Trust Agreement or the Plan; provided, however, that the indemnification obligations arising pursuant to this section shall indemnify neither the Resident Trustee nor any director, officer, affiliate, employee, employer, professional, agent or representative of the Resident Trustee for any actions taken by such indemnified parties which constitute bad faith or willful misconduct.  Satisfaction of any obligation of the Trust arising pursuant to the terms of this Section shall be payable only from the Company and the Trust Assets and such right to payment shall be prior and superior to any other rights to receive a distribution of the Trust Assets.

5.4          No Liability for Acts of Predecessor Trustee.  No successor Resident Trustee shall be in any way liable for the acts or omissions of any predecessor Resident Trustee unless a successor Resident Trustee expressly assumes such responsibility.

5.5          Reliance by Resident Trustee on Documents or Advice of Counsel.  Except as otherwise provided in this Trust Agreement, the Resident Trustee may rely, and shall be protected from liability for acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by the Resident Trustee to be genuine and to have been presented by an authorized party.  The Resident Trustee shall not be liable for any action taken or suffered by the Resident Trustee in reasonably relying upon the advice of counsel or other professionals engaged by the Resident Trustee in accordance with this Trust Agreement.

5.6          No Investment Duty.  Except as otherwise expressly required herein, the Resident Trustee shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust’s property or the payment of dividends or other distributions of income or principal to the Trust’s Beneficiaries, and no implied obligations shall be inferred from this Trust Agreement on the part of the Resident Trustee. The Resident Trustee shall not be liable for the acts or omissions of the Managing Trustee or any other person who acts on behalf of the Trust, nor shall the Resident Trustee be liable for any act or omission by it in good faith in accordance with the directions of the Managing Trustee.

5.7          Insurance.  The Resident Trustee shall be permitted to obtain and maintain fidelity and liability insurance covering the Resident Trustee personally and insuring against acts of any agents, servants or others retained or employed by the Resident Trustee and to retain insurance agents and brokers in connection therewith, all at the expense of the Trust Property.

5.8          Miscellaneous.  The Resident Trustee shall take such action or refrain from taking such action under this Trust Agreement as it may be directed in writing by the Managing Trustee from time to time; provided, however, that the Resident Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Resident Trustee in personal liability or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust is a party or is otherwise contrary to law.

5.9          Resignation; Removal.  The Resident Trustee may resign and be discharged of the trust created by this Trust Agreement upon not less than 30 days’ prior written notice to the Managing Trustee. Upon receiving such notice of resignation, the Managing Trustee shall use his best efforts promptly to appoint a substitute or successor Resident Trustee in the manner and meeting the qualifications hereinafter provided by written instrument or instruments delivered to such resigning Resident Trustee and the substitute or successor Resident Trustee. In addition, the Managing Trustee may remove the Resident Trustee, with or without cause, and appoint a successor Resident Trustee meeting the qualifications hereinafter provided by written instrument or instruments delivered to the Resident Trustee being removed and to the substitute or successor Resident Trustee. Any resignation or removal of the Resident Trustee and appointment of a substitute or successor Resident Trustee shall become effective only upon acceptance of the appointment by the substitute or successor Resident Trustee. If no substitute or successor

Resident Trustee shall have been appointed within 30 days after notice of such resignation or removal has been delivered, the Resident Trustee may apply to a court of competent jurisdiction for the appointment of a successor Resident Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, prescribe and appoint a successor Resident Trustee meeting the qualifications provided for herein.

Any Person into which the Resident Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Resident Trustee shall be a party, or any Person that succeeds to all or substantially all of the corporate trust business of the Resident Trustee, shall be the successor Resident Trustee under this Trust Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto (except for the filing of an amendment to the Trust’s certificate of trust if required by law), notwithstanding anything to the contrary herein; provided, however, that such successor Resident Trustee shall have its principal place of business in the State of Delaware and otherwise meet the requirements of applicable law.

ARTICLE VI
The Managing Trustee

6.1          Generally.  The Managing Trustee shall perform such duties, and only such duties, as are specifically set forth in this Trust Agreement or are reasonably implied for the administration of this Trust.

6.2          Liability of the Managing Trustee.  No provision of this Trust Agreement shall be construed to relieve the Managing Trustee from liability for his own grossly negligent actions, their own grossly negligent failure to act or his own fraud or willful misconduct, except that:

(a)           the Managing Trustee shall be liable only for the performance of such duties and obligations as are specifically set forth in this Trust Agreement;

(b)           no Managing Trustee shall be personally liable unless such Managing Trustee acted in bad faith, was grossly negligent or committed an act of willful misconduct;

(c)           no Managing Trustee shall be personally liable with respect to any action taken or omitted to be taken in good faith in accordance with the terms of this Trust Agreement, the direction of the Delaware Court of Chancery or the “Majority Vote” (as defined below) of the Beneficiaries;

(d)           the Managing Trustee may conclusively rely, and shall not incur any personal liability to anyone in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by him or her to be genuine and to have been signed or presented by the proper party or parties;

(e)           the Managing Trustee may act through agents and may consult with legal counsel (including tax counsel), accountants, investment bankers and other skilled persons selected by him or her with reasonable care, and Managing Trustee shall not be personally liable for any action taken or omitted to be taken in good faith in accordance with the advice thereof;

(f)           persons dealing with the Managing Trustee shall look only to the Trust Property to satisfy any liability incurred by the Managing Trustee to such person in carrying out the terms of this Trust, and the Managing Trustee shall not have any personal obligation to satisfy any such liability;

(g)           the Managing Trustee shall not be personally liable for any failure to seek out or assert any claim of the Company against any other person or entity unless the Managing Trustee has received written notice of such claim from the Company or in the event such failure results from the Managing Trustee’s gross negligence, willful misconduct or fraud; provided, however that nothing herein shall affect or restrict any Managing Trustee’s authority to investigate or assert any claim of the Company against any other person or entity; and

(h)           the Managing Trustee shall not be personally liable to any person who at the time is a Beneficiary with respect to any action taken or omitted to be taken in good faith in accordance with the direction or consent of such person, and such direction or consent shall be conclusive and binding in respect of the Beneficial Interest then held by such person and upon all persons who may in the future become Beneficiaries with respect to such Beneficial Interest.

6.3          Safekeeping of Trust Property.  All moneys and other assets received by the Trust shall, until distributed or paid over as herein provided, be held for the benefit of the Beneficiaries, but need not be segregated from other Trust Property, unless and to the extent required by law. The Managing Trustee shall not be under any liability for interest or producing income on any moneys received by him hereunder and held for distribution or payment to the Beneficiaries, except as such interest shall actually be received by the Managing Trustee.

6.4          Compensation.  Managing Trustee shall be entitled to reimburse himself out of the Trust Property for all out-of-pocket expenses, and to pay himself, on a monthly basis, compensation not to exceed $50,000.00 for any twelve (12) month period commencing on May 1, 2012 and ending upon the termination of this Trust Agreement. Managing Trustee’s compensation shall not be limited by any provision of law in regard to compensation of a trustee of an express trust. Managing Trustee shall have liens therefor on the Trust Property prior to any rights in such property of the Beneficiaries or any other person. Managing Trustee shall be entitled to an advance payment of compensation from the Company on April 30, 2012 in the amount of $25,000, which advance shall be set-off and deducted from the compensation due to Managing Trustee during the final six (6) months of the term of the Trust.

6.5          No Bond.  Unless required by the Delaware Court of Chancery, the Managing Trustee shall serve without bond.

6.6          Expense Reimbursement and Indemnification of Managing Trustee. The Managing Trustee shall be entitled to the same coverage for expense reimbursement and indemnification as is provided under Section 5.2 for RT Covered Persons as such section shall be applied mutatis mutandis to the Managing Trustee.

6.7          Insurance. The Managing Trustee shall be permitted to obtain and maintain fidelity and liability insurance covering the Managing Trustee personally and insuring against acts of any agents, servants or others retained or employed by the Trust or the Managing Trustee and to retain insurance agents and brokers in connection therewith, all at the expense of the Trust Property.

ARTICLE VII
Successor Managing Trustee and Successor Administrator

7.1          Resignation and Removal.  The Managing Trustee may resign by giving not less than 60 days’ prior written notice thereof to Stephen H. Miller, c/o Fore, Miller & Schwartz, 200 South Fifth Street, Louisville, Kentucky, 40202, who is herein named as the initial Successor Managing Trustee. The initial Successor Managing Trustee may resign by giving not less than 60 days’ prior written notice thereof to Scott W. Brinkman, c/o Stoll Keenon Ogden PLLC, 2000 PNC Plaza, 500 West Jefferson Street, Louisville, Kentucky 40202, who is herein named as the secondary Successor Managing Trustee. Any such resignation shall become effective on the day specified in such notice or upon acceptance of such appointment by the Successor Managing Trustee. Any Managing Trustee may be removed at any time, with or without cause, by a “Majority Vote” (as defined below) of the Beneficiaries.

7.2          Appointment of Successor. Stephen H. Miller is hereby designated the initial Successor Managing Trustee and shall serve as Successor Managing Trustee upon resignation or removal of the Managing Trustee pursuant to Section 7.1.  If Stephen H. Miller is not able or willing to serve as Successor Managing Trustee, or upon the removal or resignation of him as Successor Managing Trustee, Scott W. Brinkman is hereby designated as the secondary Successor Managing Trustee and shall serve as Successor Managing Trustee upon resignation or removal of the initial Successor Managing Trustee. If Scott W. Brinkman is not able or willing to serve as Successor Managing Trustee, or upon the removal or resignation of him as Successor Managing Trustee, a Successor Managing Trustee shall be selected by the Beneficiaries acting by Majority Vote.

7.3          Acceptance of Appointment by Successor Managing Trustee.  Any Successor Managing Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall file such acceptance with the trust records. Thereupon, such Successor Managing Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of the predecessor in the Trust with like effect as if originally named herein; provided, however, that a retiring Managing Trustee shall, nevertheless, when requested in writing by the Successor Managing Trustee, execute and deliver an instrument or instruments conveying and transferring to such Successor Managing Trustee all the estates, properties, rights, powers and trusts of such predecessor Managing Trustee.

ARTICLE VIII
Reports to Beneficiaries

8.1          Reports to Beneficiaries. The Trust shall submit to the Beneficiaries such reports as the Managing Trustee deems advisable. In addition, as soon as practicable after the close of each calendar year, the Managing Trustee, on behalf of the Trust, shall supply the Beneficiaries with information necessary for the Beneficiaries to satisfy any United States federal, state and local income tax obligations.

ARTICLE IX
Termination of Trust

9.1          Termination of Trust.  This Trust shall dissolve and the Trust Agreement shall terminate upon the earlier of April 30, 2018, or the final distribution (in accordance with the terms of this Trust Agreement) from the Trust of all Trust Property in compliance with the DGCL.  Upon the winding up of the Trust and the payment of all liabilities of the Trust in accordance with Section 3808 of the Delaware Statutory Trust Act, the Managing Trustee and the Resident Trustee shall cause the Certificate of Trust of the Trust to be cancelled by executing and filing a certificate of cancellation with the Delaware Secretary of State in accordance with the provisions of Section 3810 of the Delaware Statutory Trust Act, and the filing fees for such certificate of cancellation as well as the other expenses of winding up the Trust shall be paid from Trust Property.

ARTICLE X
Amendment

10.1        Method of Amendment.  This Trust Agreement may be altered or amended, at any time, in whole or in part, provided that (i) any such alteration or amendment shall not become effective until consented to by the Trustees in writing and approved by a Majority Vote and (ii) no such alteration or amendment shall cause any of the Trust Property to be reconveyed to the Company or cause the Trustees to engage in any activity other than that appropriate for liquidating trustees or prejudice the rights of creditors of the Company.

ARTICLE XI
Meetings of Beneficiaries

11.1        Purpose of Meetings.  Meetings of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article XI for the purpose of taking any action which Beneficiaries are required or permitted to take under the terms of this Trust Agreement or under applicable law.

11.2        Meetings Called by Managing Trustee. The Managing Trustee may at any time call a meeting of the Beneficiaries to be held at such time and at such place as the Managing Trustee shall determine. Notice of any meeting of the Beneficiaries shall be given by the Managing Trustee (or by the Beneficiaries in the event the Managing Trustee shall fail to give notice after a request by the Beneficiaries pursuant to Section 11.3). Such notice shall set forth the time and place of the meeting and in general terms the action to be proposed at the meeting and shall be mailed not more than 60 nor less than 10 days before the meeting is to be held to all of the Beneficiaries as of a record date set by the Managing Trustee, which record date shall be not more than 60 days before the date of the meeting.

11.3        Meetings Called on Request of Beneficiaries. Within 30 days after a request to the Trustees by a majority in voting power of the Beneficiaries, based on the voting rights of the Former Stockholders determined in accordance with the Restated Certificate of Incorporation of the Company, as amended, as of the effectiveness of the Certificate of Dissolution, to call a meeting of all of the Beneficiaries, which request shall specify in reasonable detail the action to be proposed, the Trustees shall call a meeting of the Beneficiaries pursuant to Section 11.2. If the Trustees fail to call such meeting within such 30-day period, such meeting may be noticed by the action of a majority in voting power of the Beneficiaries, based on the voting rights of the Former Stockholders determined in accordance with the Certificate of Incorporation of the Company, as amended, as of the effectiveness of the Certificate of Dissolution, or by their designated representatives.

11.4        Persons Entitled to Vote at Meetings of Beneficiaries. Each Beneficiary as of the record date shall be entitled to vote at a meeting of the Beneficiaries, either in person or by his proxy duly authorized in writing. The signature of the Beneficiary on such written authorization need not be witnessed or notarized.

11.5        Quorum. At any meeting of Beneficiaries, the presence of a majority in voting power of the Beneficiaries, based on the voting rights of the Former Stockholders determined in accordance with the Certificate of Incorporation of the Company, as amended, as of the effectiveness of the Certificate of Dissolution, shall constitute a quorum.

11.6        Adjournment of Meetings. Any meeting of Beneficiaries properly adjourned may be reconvened at such adjourned time and place without further notice.

11.7        Conduct of Meetings. The Managing Trustee shall appoint a Chairperson and Secretary of the meeting, either or both of whom may be Managing Trustee. The vote upon any resolution submitted to any meeting of Beneficiaries shall be by written ballot. Should the Chairperson of the meeting deem it advisable, he shall appoint an Inspector of Votes, who shall count all votes cast at the meeting for or against any resolution and shall make and file with the Secretary of the meeting a verified written report. A Majority Vote shall be required to take any action which Beneficiaries are required or permitted to take under this Trust Agreement or under applicable law. For purposes of this Trust Agreement, a majority in voting power of those of the Beneficiaries voting in person or by proxy at a properly called meeting of the Beneficiaries, based on the voting rights of the Former Stockholders determined in accordance with the Restated Certificate of Incorporation of the Company, as amended, as of the effectiveness of the Certificate of Dissolution shall constitute a “Majority Vote” of the Beneficiaries. Notwithstanding any other provisions of this Trust Agreement, the Managing Trustee may make such reasonable regulations as he may deem advisable for any meeting of holders of the Beneficial Interests in regard to proof of the appointment of proxies, and in regard to the appointment and duties of Inspectors of Votes, the submission and examination of proxies and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as he shall think fit. Notwithstanding anything to the contrary set forth herein, any action that the Beneficiaries are required or permitted to take at any meeting thereof under this Trust Agreement or applicable law may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by a majority in voting power of the Beneficiaries, based on the voting rights of the Former Stockholders determined in accordance with the Certificate of Incorporation of the Company, as amended, as of the effectiveness of the Certificate of Dissolution and delivered to the Managing Trustee in accordance with this Trust Agreement and applicable law. Each such written consent shall bear the date of signature of each Beneficiary who signs the consent, and no written consent shall be effective to take the action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 11.7, written consents signed by a sufficient number of Beneficiaries to take such action are delivered to the Managing Trustee as provided hereunder. Any action taken by such written consent shall be the equivalent of a “Majority Vote” of the Beneficiaries for purposes of approving or authorizing any action under this Trust Agreement that requires a “Majority Vote” of the Beneficiaries.

11.8        Record of Meetings. A record of the proceedings of each meeting of Beneficiaries shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Managing Trustee to be preserved with the records of the Trust. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE XII
Miscellaneous Provisions

12.1        Intention of Parties to Establish Trust. This Trust Agreement is not intended to create, and shall not be interpreted as creating, an association, partnership or joint venture of any kind. It is intended as a trust to be governed and construed in all respects as a trust.

12.2        Filing Documents. A copy of this Trust Agreement and all amendments thereof shall be filed in an office or residence of the Managing Trustee and shall be available at all times for inspection by the Beneficiaries or their duly authorized representatives. The Managing Trustee shall file any amendment of this Trust Agreement in the same place where the original Trust Agreement is filed. The Managing Trustee shall file any instrument that relates to any change in the office of Trustee in the same place where the original Trust Agreement is filed.

12.3        Governing Law. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

12.4        Separability.  In the event any provision of this Trust Agreement or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

12.5        Notices.  Any notice or other communication hereunder shall be deemed to have been sufficiently given for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to the person for whom such notice is intended at his address last known to the person giving such notice.

12.6        Exculpatory Provisions and Survival Thereof. Whether or not expressly therein so provided, any and all exculpatory provisions, immunities and indemnities, and any limitations and negations of liability contained in this Trust Agreement, in each case inuring to the benefit of any Trustee, shall survive (i) the termination or revocation of this Trust Agreement, and (ii) as to any person who has served as Trustee, the resignation or removal of such person as Trustee.

12.7        Counterparts.  This Trust Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Trust Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Trust Agreement or caused it to be executed and acknowledged on their behalf by their duly authorized officers all as of the date first above written.

COMPANY:

NTS MORTGAGE INCOME FUND

By:	/s/ Brian F. Lavin
	Name:	Brian F. Lavin
	Title:	President

RESIDENT TRUSTEE:

CHRISTIANA TRUST
Christiana Trust, a division of Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Trustee of the Trust.

By:	/s/ Jeffrey R. Everhart
	Name:	Jeffrey R. Everhart
	Title:	AVP

MANAGING TRUSTEE:

/s/ Robert H. Rice, Sr.
Robert H. Rice, Sr.

TABLE OF CONTENTS

ARTICLE I The Trust [1]

ARTICLE II Beneficiaries [3]

ARTICLE III Purpose, Limitations and Distributions [4]

ARTICLE IV Authority [5]

ARTICLE V Resident Trustee [7]

ARTICLE VI The Managing Trustee and the Administrator [9]

ARTICLE VII Successor Managing Trustee and Successor Administrator [11]

ARTICLE VIII Reports to Beneficiaries [11]

ARTICLE IX Termination of Trust [12]

ARTICLE X Amendment [12]

ARTICLE XI Meetings of Beneficiaries [12]

ARTICLE XII Miscellaneous Provisions [14]